Exhibit 5.1
Alston & Bird llp
One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309-3424
404-881-7000
Fax:404-881-7777
www.alston.com
April 11, 2008
EnergySouth, Inc.
EnergySouth Midstream, Inc.
EnergySouth Services, Inc.
2828 Dauphin Street
Mobile, Alabama 36606
               Re: Registration Statement on Form S-3
Ladies and Gentlemen:
               We have acted as counsel to EnergySouth, Inc., a Delaware corporation (the “Company”), EnergySouth Midstream, Inc., an Alabama corporation and a wholly owned subsidiary of the Company (“Midstream”), and EnergySouth Services, Inc., an Alabama corporation and a wholly owned subsidiary of the Company (“Services”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company, Midstream and Services with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, on an immediate, continuous or delayed basis pursuant to the Commission’s Rule 415, of the following securities:
(i)	shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

(ii)	shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), in one or more series;

(iii)	senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”) of the Company, in one or more series;

(iv)	warrants (the “Warrants”) to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities of the Company or any other entity or any combination of the foregoing; and

(v)	guarantees by Midstream and Services (together, the “Subsidiary Guarantors”) with respect to the Debt Securities (the “Guarantees”).
Atlanta • Charlotte • Dallas • New York • Research Triangle • Washington, D.C.

EnergySouth, Inc.
April 11, 2008

               Any Senior Debt Securities are to be issued pursuant to an Indenture for Senior Debt Securities proposed to be entered into between the Company and a bank or trust company to be named therein, as trustee (the “Trustee”), a form of which will be filed as an exhibit to the Registration Statement (together with any related supplement thereto, including, but not limited to any supplement for the purpose of adding any of the Subsidiary Guarantors as a party, the “Senior Indenture”). Any Subordinated Debt Securities are to be issued pursuant to a separate Indenture for Subordinated Debt Securities proposed to be entered into between the Company and the Trustee, a form of which will be filed as an exhibit to the Registration Statement (together with any related supplement thereto, including but not limited to any supplement for the purpose of adding any of the Subsidiary Guarantors as a party, the “Subordinated Indenture”). Any Warrants are to be issued, either independently or together as units with other securities of the Company, pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and a bank or trust company to be named therein, as warrant agent (a “Warrant Agent”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Guarantees are collectively referred to herein as the “Offered Securities,” which term includes any additional Offered Securities that the Company subsequently may register under the Securities Act pursuant to a registration statement filed by the Company with the Commission pursuant to Rule 462(b) of the Commission (a “Rule 462(b) Registration Statement”).
               We are furnishing this opinion letter to you at your request to enable you to fulfill the requirements of Item 16 of Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K.
               In connection with our opinions below, we have examined the articles or certificate of incorporation of each of the Company and the Subsidiary Guarantors, the bylaws of each of the Company and the Subsidiary Guarantors, records of proceedings of the Board of Directors of each of the Company and the Subsidiary Guarantors deemed by us to be relevant to this opinion letter, the proposed forms of the Senior Indenture and the Subordinated Indenture, and the Registration Statement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, including certificates or comparable instruments of officers or other representatives, of each of the Company and the Subsidiary Guarantors, such records, certificates or comparable instruments of public agencies and public officials, and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. As to facts material to the opinions expressed herein, we have relied upon statements of fact contained in the Registration Statement and statements and representations of officers and other representatives of the Company and of public agencies and public officials.
               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as original

EnergySouth, Inc.
April 11, 2008

documents, the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In particular, we have assumed that the Senior Indenture and any supplemental indenture thereto, the Subordinated Indenture and any supplemental indenture thereto and any Warrant Agreement will be duly authorized, executed and delivered by the Trustee or the Warrant Agent, as applicable, and that any Debt Securities or Warrants that may be issued pursuant to the Senior Indenture, the Subordinated Indenture or any Warrant Agreement, as applicable, will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee or the Warrant Agent, as applicable. We also have assumed that prior to the offering of the Senior Debt Securities or the Subordinated Debt Securities, the Senior Indenture and the Subordinated Indenture will have been duly and timely qualified under the Trust Indenture Act of 1939, as amended.
               In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Senior Indenture and any supplemental indenture thereto, the Subordinated Indenture and any supplemental indenture thereto, and the Warrants and any Warrant Agreement to be entered into in connection with the issuance of Warrants, and that the execution and delivery by the Subsidiary Guarantors of, and the performance of their respective obligations under, the Guarantees, will not, violate, conflict with or constitute a default under (i) the articles or certificate of incorporation or bylaws of the Company or the Subsidiary Guarantors, as applicable, (ii) any agreement or instrument to which the Company or the Subsidiary Guarantors, as applicable, or their respective properties are then subject, (iii) any law, rule or regulation to which the Company or the Subsidiary Guarantors, as applicable, or their respective properties are then subject, (iv) any judicial or regulatory order or decree of any governmental authority; or (v) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We also have assumed that the Company and the Subsidiary Guarantors are and will continue to be duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization.
               Insofar as the following opinions relate to matters governed by the laws of the State of Alabama, we have relied with your permission solely on the opinion letter of G. Edgar Downing, Jr., Senior Vice President, Secretary and General Counsel of the Company, dated April 9, 2008 and addressed to you and to us, subject to the qualifications stated in such opinion letter. Subject to the immediately preceding sentence, our opinions set forth below are limited to (i) the Alabama Business Corporation Act, applicable

EnergySouth, Inc.
April 11, 2008

provisions of the Constitution of the State of Alabama and reported judicial decisions interpreting such Business Corporation Act and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Registration Statement, (ii) the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Registration Statement, and (iii) the laws of the State of New York as they relate to the enforceability of documents, agreements and instruments referred to herein, and we do not express any opinion herein concerning any other laws.
               Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein. We note specifically that the Offered Securities may be issued from time to time on a delayed or continuous basis, and our opinions below are limited to the applicable laws, including the related rules and regulations, as in effect on the date hereof.
               This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinions rendered by us consists of those matters set forth in numbered paragraphs 1-6 hereof, and no opinion may be implied or inferred beyond the opinions expressly stated.
               Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the following opinions:
1.	With respect to the shares of any Common Stock offered by the Company (the “Offered Common Stock”), when (i) the Board of Directors (which term includes any duly appointed committee of the Board of Directors) of the Company and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Common Stock and related matters; and (ii) if the Offered Common Stock is in certificated form, certificates representing the shares of the Offered Common Stock in the form required under Delaware law have been duly executed, countersigned, registered and delivered to the purchasers thereof, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants), when issued and sold upon payment of the agreed upon consideration therefor in accordance with any duly authorized, executed and delivered underwriting, purchase, agency or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

EnergySouth, Inc.
April 11, 2008

2.	With respect to the shares of any series of Preferred Stock offered by the Company (the “Offered Preferred Stock”), when (i) the Board of Directors and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock, whether in certificated or uncertificated form, and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the corporate laws of the State of Delaware (the “Certificate of Designation”); (ii) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (iii) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Company’s certificate of incorporation, including the Certificate of Designation, and bylaws; and (iv) if the Offered Preferred Stock is in certificated form, certificates representing the shares of the Offered Preferred Stock in the form required under Delaware law have been duly executed, countersigned, registered and delivered to the purchasers thereof, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants), when issued and sold upon payment of the agreed upon consideration therefor in accordance with any duly authorized, executed and delivered underwriting, purchase, agency or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3.	With respect to any series of Senior Debt Securities offered by the Company (the “Offered Senior Debt Securities”), when (i) the Senior Indenture and any supplemental indenture with regard to the Offered Senior Debt Securities have been duly authorized, executed and delivered by each party thereto; (ii) the Board of Directors and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Senior Debt Securities and related matters; (iii) the terms of the Offered Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture and any supplemental indenture, Board of Directors resolution or officers’ certificate to be entered into or adopted in connection with the issuance of such Offered Senior Debt Securities; and (iv) the Offered Senior Debt Securities have been duly executed and authenticated in accordance with the provisions of the Senior Indenture and any supplemental indenture, Board of Directors resolution or officers’ certificate to be entered into or adopted in connection with the issuance of such Offered Senior Debt Securities and have been duly delivered to the purchasers thereof, the Offered Senior Debt Securities (including any Senior Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants), when issued and sold upon payment of the agreed upon consideration therefor in accordance with any duly authorized, executed and delivered underwriting, purchase, agency or

EnergySouth, Inc.
April 11, 2008

similar agreement, will be validly issued and will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (a) applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, (b) the limitation that the enforceability thereof (including by means of specific performance) may be subject to certain equitable defenses and to the discretion of the court before which proceedings may be brought, including traditional equitable defenses such as waiver, laches and estoppel; good faith and fair dealing; reasonableness; materiality of the breach; impracticability or impossibility of performance; and the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the obligor thereunder (regardless of whether considered in a proceeding in equity or at law), and (c) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that are contrary to public policy (the “Bankruptcy and Equity Exception”).
4.	With respect to any series of Subordinated Debt Securities offered by the Company (the “Offered Subordinated Debt Securities”), when (i) the Subordinated Indenture and any supplemental indenture with regard to the Offered Subordinated Debt Securities have been duly authorized, executed and delivered by each party thereto; (ii) the Board of Directors and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Subordinated Debt Securities and related matters; (ii) the terms of the Offered Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture and any supplemental indenture, Board of Directors resolution or officers’ certificate to be entered into or adopted in connection with the issuance of such Offered Subordinated Debt Securities; and (iii) the Offered Subordinated Debt Securities have been duly executed and authenticated in accordance with the provisions of the Subordinated Indenture and any supplemental indenture, Board of Directors resolution or officers’ certificate to be entered into or adopted in connection with the issuance of such Offered Subordinated Debt Securities and have been duly delivered to the purchasers thereof, the Offered Subordinated Debt Securities (including any Subordinated Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants), when issued and sold upon payment of the agreed upon consideration therefor in accordance with any duly authorized, executed and delivered underwriting, purchase, agency or other similar agreement, will be validly issued and will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy and Equity Exception.

5.	With respect to any Warrants offered by the Company (the “Offered Warrants”), when (i) the Board of Directors and appropriate officers of the Company have

EnergySouth, Inc.
April 11, 2008

taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants and the Offered Securities of the Company into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (ii) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and any Board of Directors resolution or officers’ certificate to be entered into or adopted in connection with the issuance and sale of such Offered Warrants; and (iv) certificates representing the Offered Warrants have been duly executed, countersigned, registered and delivered to the purchasers thereof, the Offered Warrants, when issued and sold upon payment of the agreed upon consideration therefor in accordance with the applicable Warrant Agreement and any duly authorized, executed and delivered underwriting, purchase, agency or similar agreement, will be duly authorized and validly issued and will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy and Equity Exception.
6.	With respect to any Guarantees offered by the Subsidiary Guarantors pursuant to the Registration Statement (the “Offered Guarantees”), when (i) the terms of the Offered Senior Debt Securities or the Offered Subordinated Debt Securities (together, the “Offered Debt Securities”) and of their issuance and sale have been duly established by the Company and the Offered Debt Securities have been duly executed and authenticated and delivered to the purchasers thereof upon payment of the agreed upon consideration therefor; (ii) the Boards of Directors and appropriate officers of the Subsidiary Guarantors have taken all necessary corporate action to approve the issuance and terms of the Offered Guarantees and related matters; (iii) the terms of the Offered Guarantees and of the issuance thereof have been duly established in conformity with the Senior Indenture or the Subordinated Indenture and any supplemental indenture, as applicable, and any Board of Directors resolution or officers’ certificate to be adopted in connection with the issuance of such Offered Guarantees; and (iv) the Offered Guarantees have been duly executed and delivered, the Offered Guarantees, when issued and sold in accordance with any duly authorized, executed and delivered underwriting, purchase, agency or similar agreement, will be duly authorized and validly issued and will constitute legally binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, subject to the Bankruptcy and Equity Exception.
[Signature appears on the following page.]

EnergySouth, Inc.
April 11, 2008

               We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the incorporation of this opinion letter into any Rule 462(b) Registration Statement related to additional Offered Securities that the Company, Midstream or Services subsequently may file with the Commission, and to the use of our name under the heading “Legal Matters” in the prospectus and any prospectus supplement which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

ALSTON & BIRD LLP

	By:	/s/ M. Hill Jeffries
M. Hill Jeffries, Partner

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